EXHIBIT 10.12

EXECUTION VERSION

Amendment to Second Amended and Restated
Administration Agreement

This Amendment, dated as of November 9, 2021 (this "Amendment"), amends the Second Amended and Restated Administration Agreement (the "Administration Agreement"), dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Master Owner Trust A, as issuer (the "Issuer"), Ford Motor Credit Company LLC, as administrator (the "Administrator"), and The Bank of New York Mellon, as indenture trustee (the "Indenture Trustee"). Capitalized terms used but not defined in this Amendment have the meanings given in or by reference in the Administration Agreement.

Section 1          Amendment. In accordance with Section 6.3 of the Administration Agreement, the parties to this Amendment agree to amend the Administration Agreement by deleting Section 3.3(e) in its entirety and replacing it with the following:

"(e)          If the Administrator is designated as the Calculation Agent (as such term is defined in any Interest Rate Hedge) pursuant to any Interest Rate Hedge, it will perform such calculations and duties with respect to such Interest Rate Hedge. The Administrator will calculate and notify each Hedge Counterparty and the Indenture Trustee of the notional amount of the applicable Interest Rate Hedge as of each Payment Date on or before the 12th day of the month in which such Payment Date occurs. The Administrator will also determine the benchmark rate or obtain the determination of the benchmark rate from the Calculation Agent under the related Indenture Supplement, as applicable, will calculate the amount of all payments, receipts and termination payments payable on each Payment Date and will notify each Hedge Counterparty and the Indenture Trustee of such amounts prior to such Payment Date."

Section 2          Incorporation of Amendments. Upon the effectiveness of this Amendment, each reference in the Administration Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Administration Agreement as amended hereby, and each reference to the Administration Agreement in any other document, instrument and agreement executed or delivered in connection with the Administration Agreement will mean and be a reference to the Administration Agreement as amended by this Amendment.

Section 3          Confirmation. Except as specifically amended hereby, the Administration Agreement and each other document, instrument and agreement executed or delivered in connection with the Administration Agreement will remain in full force and effect and is ratified and confirmed.

Section 4          The Indenture Trustee. The Indenture Trustee will not be responsible in any manner for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained in this Amendment, all of which recitals are made solely by the Issuer.

Section 5          The Owner Trustee. The Owner Trustee will not be responsible in any manner for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained in this Amendment, all of which recitals are made solely by the Issuer.

Section 6          Counterparts. This Amendment may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

Section 7          GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ April E. Lancsak
	Name:	April E. Lancsak
	Title:	Vice President

FORD MOTOR CREDIT COMPANY LLC, as Administrator

By:	/s/ Ryan M. Hershberger
	Name:	Ryan M. Hershberger
	Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Vice President

CONSENTED TO BY:

U.S. BANK TRUST NATIONAL ASSOCIATION,

not in its individual capacity, but solely as Owner Trustee

By:	/s/ April E. Lancsak
	Name:	April E. Lancsak
	Title:	Vice President

[Signature Page to Amendment to Administration Agreement]